CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As independent registered public accountants, we hereby consent to the use of our report dated October 11, 2013, on the financial statement of WST Asset Manager - U.S. Equity Fund (the “Fund”), a series of WST Investment Trust, as of September 19, 2013, and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the WST Investment Trust Registration Statement on Form N-1A.

COHEN FUND AUDIT SERVICES, LTD.
Cleveland, Ohio
October 21, 2013